Exhibit 10.1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

THIRD AMENDMENT TO MASTER PRODUCT PURCHASE AGREEMENT

This THIRD AMENDMENT TO MASTER PRODUCT PURCHASE AGREEMENT (the “Amendment”) is entered into on August 1, 2018 and effective as of April 1, 2018, by and between Smart Sand, Inc., a Delaware corporation (“Smart Sand”), and Schlumberger Technology Corporation, a Texas corporation (as successor-in-interest to Weatherford U.S., L.P., a Louisiana limited partnership) (“Buyer”).
RECITALS
WHEREAS, Smart Sand and Buyer have entered into a Master Product Purchase Agreement, dated effective as of November 1, 2015, as amended by the First Amendment to Amended and Restated Master Product Purchase Agreement, dated as of January 20, 2016, and the Second Amendment to Amended and Restated Master Product Purchase Agreement, dated as of September 30, 2016 (as amended, the “Agreement”);
WHEREAS, Smart Sand and Buyer desire to amend the Agreement to, among other things, modify certain payment obligations set forth therein; and
WHEREAS, pursuant to Section 15.1 of the Agreement, the Agreement may not be changed or amended except by a writing executed by both parties.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth herein, sufficiency of which is acknowledged by the undersigned, the Buyer and Smart Sand hereby agree as follows:
1.    AMENDMENT TO THE AGREEMENT. The Agreement shall be amended as follows:
(a)    Section 1.1 of the Agreement shall be deleted in its entirety and restated as follows:
“1.1    Subject to the terms and conditions of this Agreement, during the Term (as defined in Section 7.1), Smart Sand agrees to sell and deliver to Buyer, and Buyer agrees to purchase and accept from Smart Sand, ISO grade *** mesh frac sand products based on the specifications (the “Specifications”) set forth in Appendix C attached hereto and incorporated by reference (each a “Product” and collectively, the “Products”), in the product mix set forth in Appendix B, and in quantities at least equal to the following minimum quarterly and annual tonnage requirements (as applicable, the “Minimum Tons per Quarter” and “Minimum Tons per Year”):

Contract Year	Minimum Tons per Year	Minimum Tons per Quarter
1	***	***
2	***	***
3	***	***
4	***	***
Tail Period*	N/A	***

* Consists of the two month period commencing on August 1, 2020 and ending on September 30, 2020 (the “Tail Period”). The Tail Period shall be treated as a full quarter for purposes of this Agreement, and the Contract Price in effect at the end of Contract Year 4 shall be the Contract Price during the Tail Period, subject to adjustment as set forth in Appendix A.

Nothing in this Agreement shall be construed as limiting either party’s right to enter into a purchase or sale agreement with respect to any of the Products with a third party at any time.”

(b)    Section 1.4 of the Agreement shall be deleted in its entirety and restated as follows:
“1.4    In the event that Buyer, despite Smart Sand making the Minimum Tons per Quarter available as required herein, purchases an amount of Products less than the Minimum Tons per Quarter in any quarter during the Term (a “Shortfall”) and has not, in all preceding quarters after April 1, 2018, purchased an amount of Products exceeding, in total over all of the preceding quarters after April 1, 2018, the aggregate Minimum Tons per Quarter for all such preceding quarters (such amount of excess Products is subject to further downward adjustment as set forth herein) (“Prior Excess”) equal to or exceeding such Shortfall, Buyer shall pay to Smart Sand, on or before the date which is *** following the start of the ensuing quarter (or in the case of a Shortfall for the Tail Period, *** after expiration of the Term), an amount (a “True-Up Payment”) equal to (i) $***, multiplied by the positive difference between the applicable Minimum Tons per Quarter for such quarter and the actual tons purchased by the Buyer during such quarter (“Actual Tons”) plus the Prior Excess that may be applied to such Shortfall (the “Net Tons”) (i.e. (i) Net Tons = Minimum Tons per Quarter – (Actual Tons + Prior Excess), and (ii) True-Up Payment = (Net Tons * $***). In any given quarter where Prior Excess is greater than ***, and Prior Excess is used to calculate Net Tons for that quarter, Prior Excess shall be reduced by an amount equal to the amount Net Tons was reduced as a result of the Prior Excess, and such amount shall no longer be used in future calculations of Prior Excess. Except as provided herein, Smart Sand shall have no obligation to deliver to Buyer all or any portion of any Shortfall.”
(c)    Section 1.5 of the Agreement shall be deleted in its entirety and restated as follows:
“1.5    Each True-Up Payment (subject to the limitations set forth below) that is paid to Smart Sand shall be used for future payment reductions of $*** for each ton subsequently purchased by Buyer in excess of the Minimum Tons per Quarter (the “Deferral Bank”). At no point during the Term shall the Deferral Bank be less than $*** or more than $***. If the balance of the Deferral Bank is greater than $***, then the Contract Price for any Products purchased in excess of the Minimum Tons per Quarter (the “Current Excess”) shall be adjusted downward by $*** per ton, and the amount available in the Deferral Bank shall be correspondingly reduced by an amount equal to $*** multiplied by the Current Excess. For the avoidance of doubt, any Current Excess that is used to reduce the amount available in the Deferral Bank shall not be Prior Excess. By way of example, (i) if the balance of the Deferral Bank is $*** and Buyer purchases *** tons of Products in a quarter, then the price for *** tons of the Current Excess shall be reduced by $*** per ton, and the remaining *** tons of the Current Excess shall be Prior Excess in future quarters. Unless the Agreement is terminated by Smart Sand pursuant to Section 7.2, Buyer shall have an additional *** period after the Term (the “Extended Purchase Period”) to use amounts available in the Deferral Bank (if any) by purchasing Products from Smart Sand. Such Products shall be made available by Smart Sand for purchase by Buyer at the Contract Price in effect upon completion of the Term, subject to adjustment as set forth in Appendix A and reduction in connection with the Deferral Bank as set forth herein, and purchased at Buyer’s election at such Contract Price. Upon completion of the Extended Purchase Period, Smart Sand shall retain any and all amounts remaining in the Deferral Bank, and Smart Sand shall have no obligations to deliver any Products in connection with such retained amount.
(d)    A new Section 1.9 shall be added to the Agreement that states as follows:
“1.9    The parties agree that the mechanism quantifying losses arising from the failure to purchase the minimum tonnages under this Agreement or a breach or termination of this Agreement are inherently difficult to measure and have therefore negotiated the provisions set forth in this Agreement (including in Appendix A) for the express purpose of avoiding any later disagreement regarding the quantum of damages. The parties further stipulate that the agreed mechanism for calculating damages is not a penalty, but rather a reasonable measure or forecast of damages based upon the parties’ experience in the frac sand industry and given the nature of the losses that may result from a breach or termination of this Agreement.”
(e)    Section 2.3 of the Agreement shall be deleted in its entirety and restated as follows:
“2.3    Smart Sand shall invoice Buyer upon shipment of Products. Other than as provided in Section 2.5 below, payment by Buyer shall be due and payable within *** after receipt of invoice. For purposes of this Section, receipt of the invoice shall be deemed to occur when the invoice is initially submitted to and accepted by Buyer’s online invoicing portal. Buyer shall have the right to dispute in good faith all or any portion of an invoice (including invoices reflecting True-Up Payments) by providing written notice of such dispute (together with reasonable detail of the facts underlying such dispute) to Smart Sand on or before *** after the date the invoice is received by Buyer. If Buyer disputes any portion of an invoice in good faith, Smart Sand shall issue a new invoice for, and Buyer shall pay, the undisputed amounts, if any. The parties shall work in good faith to resolve the dispute. When the dispute is resolved, Smart Sand shall issue an adjustment invoice reflecting the remaining amount payable pursuant to such dispute resolution, if applicable, and Buyer shall pay such amount as reflected on the adjustment invoice. In addition to (and not in lieu of) any other rights and remedies that Smart Sand has hereunder, all past due invoices and late True-Up Payments shall accrue interest at a rate equal to *** per month or the maximum rate from time to time permitted by applicable law, whichever is lesser; provided, however, that amounts disputed by Buyer in good faith shall not accrue any interest until such dispute has been resolved. The parties shall work expeditiously and in good faith to resolve disputes hereunder.”
(f)    Section 2.7 and Section 2.8 of the Agreement shall each be deleted in its entirety and replaced with “Intentionally Omitted.”
(g)    Section 7.1 of the Agreement shall be deleted in its entirety and restated as follows:
“7.1    This Agreement shall become effective on the Effective Date and shall expire at 11:59 p.m. on September 30, 2020 (the “Term”), unless sooner terminated as provided herein. The provisions of Sections 1.4 (Shortfalls), 1.5 (Deferral), 8 (Confidentiality), 10 (Limitation of Liability), 12 (Notices), 13 (Resolutions of Disputes), 14.1 (Compliance with

Law), 15 (Miscellaneous) and all appendices attached hereto shall remain in full force and effect and survive any termination of this Agreement.”
(h)    The last sentence of Section 9 of the Agreement shall be deleted in its entirety and restated as follows:
“If Smart Sand’s production capacity is materially impaired after August 1, 2016 as a result of one of the foregoing events of force majeure and such impairment continues for ***, then Buyer may, in its sole discretion, choose to terminate this Agreement upon providing at least *** prior written notice. In the event of such termination, the parties shall have no further liability except that Buyer shall pay all unpaid (i) amounts due and payable for Products delivered in accordance with the terms of the Agreement, (ii) any True-Up Payments pursuant to Section 1.4, and (iii) amounts due and payable under the Railcar Usage Agreement.
(i)    Section 12 of the Agreement shall be deleted in its entirety and restated as follows:
“12.    Notice

Any notice or other communication hereunder shall be in writing and shall be deemed given and effective when delivered personally, by fax (and confirmed by certified or registered mail, postage prepaid, return receipt requested), or by overnight carrier, addressed to a party at its address stated below or to such other address as such party may designate by written notice to the other party in accordance with the provisions of this Section.

To Smart Sand:
Smart Sand, Inc.
1000 Floral Vale Blvd., Suite 225
Yardley, Pennsylvania 19067
Attention: James D. Young
Facsimile: 215.295.7911

With a copy to:
Fox Rothschild LLP
997 Lenox Drive, 3rd Floor
Lawrenceville, New Jersey 08648
Attn: Vincent A. Vietti
Facsimile: 609.896.1469

To Buyer:        Schlumberger Technology Corporation
200 Schlumberger Drive,
Sugar Land, TX 77478
Attn: OneStim Supply Chain Manager

(j)All references to “July 31, 2020” in the Agreement shall be deleted and replaced with “September 30, 2020”.

2.    GENERAL PROVISIONS.
2.1    Defined Terms. Capitalized terms used and not defined herein shall have those definitions as set forth in the Agreement.
2.2    Initial Deferral Bank Payment. Smart Sand and Buyer each acknowledge and agree that, upon entering into this Amendment, Buyer shall pay to Smart Sand $*** as an “Initial Deferal Bank Payment” and this amount shall be added to the Deferral Bank such that, as of the effective date of this Amendment and the value of the Deferral Bank is $***.

2.3    Railcar Usage Agreement. Smart Sand and Buyer each acknowledge and agree that all references to “July 31, 2020” set forth in that certain Amended and Restated Railcar Usage Agreement, dated effective as of November 1, 2015, shall be deleted and replaced with “September 30, 2020”.

2.4    Successors and Assigns. The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Amendment, except as expressly provided in this Amendment.
2.5    Counterparts; Facsimile. This Amendment may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
2.6    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
2.7    No Other Changes. Except as expressly amended by this Amendment, all of the terms of the Agreement shall remain in full force and effect.
2.8    Entire Agreement. This Amendment, the Agreement and the agreements and documents referred to herein, together with all the Exhibits hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Amendment, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.
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In Witness Whereof, the parties hereto have executed this THIRD AMENDMENT TO MASTER PRODUCT PURCHASE AGREEMENT as of the date first written above.

SMART SAND, INC.

By:         /s/ John Young
Name: John Young
Title:     COO

SCHLUMBERGER TECHNOLOGY CORPORATION

By:         /s/ Luis Rodriguez
Name: Luis Rodriguez
Title:     VP Supply Chain